                                                                   Exhibit 24

                         SUBSTITUTE POWER OF ATTORNEY

        Pursuant to a written limited power of attorney, a copy of which was previously filed (collectively, the "Powers of Attorney"), the undersigned,
Brett Soloway, has been constituted and appointed the true and lawful attorney-
in-fact, with full power of substitution, to do and perform any and all acts which may be necessary or desirable to be done in the exercise of the rights and powers granted in the Powers of Attorney, by the following officers and/or directors of Cushman & Wakefield plc:

      John Forrester
      Neil Johnston
      Michelle MacKay
      Andrew McDonald
      Nathaniel Robinson
      Brett White
      Angelique Brunner
      Jonathan Coslet
      Timothy Dattels
      Jodie McLean
      Anthony Miller
      Lincoln Pan
      Angela Sun
      Billie Williamson

        Pursuant to the powers granted to the undersigned in the Powers of
Attorney, the undersigned hereby constitutes and appoints Steven Belew as a substitute to the undersigned attorney-in-fact, with full power and authority to do and perform any and all acts which may be necessary or desirable to be done in the exercise of the rights and powers granted to the undersigned in the
Powers of Attorney. By his signature as attorney-in-fact to this Substitute
Power of Attorney, Steven Belew accepts such appointment and agrees to assume from the undersigned any and all duties and responsibilities attendant to his capacity as attorney-in-fact.

Date: March 30, 2023

By:   /s/ Brett Soloway
    -----------------------
Name: Brett Soloway
Title: Attorney-in-Fact

I ACCEPT THIS APPOINTMENT AND SUBSTITUTION:

By:   /s/ Steven Belew
    -----------------------
Name: Steven Belew